Exhibit 32.1
SECTION 1350 CERTIFICATIONS

We, Joel Freundt, President and Chief Executive Officer, and Thomas Chesterman, Vice President, Chief Financial Officer, Treasurer and Secretary of SenesTech, Inc. (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge, (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joel Fruendt	/s/ Thomas Chesterman
Joel Fruendt	Thomas Chesterman
President and Chief Executive Officer	Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: February 21, 2024	Dated: February 21, 2024